Exhibit 99.2

Alussa Energy Acquisition Corp. II Announces Closing of $287,500,000 Initial Public Offering

NEW YORK, NEW YORK, Nov. 14, 2025 (GLOBE NEWSWIRE) -- Alussa Energy Acquisition Corp. II (the “Company”) announced today that it consummated its initial public offering of 28,750,000 units at $10.00 per unit including the issuance of 3,750,000 units as a result of the underwriter’s full exercise of its over-allotment option. The offering resulted in gross proceeds to the Company of $287,500,000.

The Company’s units are listed on the New York Stock Exchange (“NYSE”) and trade under the ticker symbol “ALUB U.” Each unit consists of one Class A ordinary share and one-third of one redeemable warrant, each whole warrant entitling the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to certain adjustments. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Once the securities constituting the units begin separate trading, the Class A ordinary shares and warrants are expected to be listed on NYSE under the symbols “ALUB” and “ALUB WS,” respectively.

Concurrently with the closing of the initial public offering, the Company closed on a private placement of 2,500,000 warrants at a price of $1.00 per warrant, resulting in gross proceeds of $2,500,000. Alussa Energy Sponsor II LLC, the Company’s sponsor, purchased 2,500,000 private placement warrants. Each private placement warrant is exercisable to purchase one Class A ordinary share at $11.50 per share.

Of the proceeds received from the consummation of the initial public offering and a simultaneous private placement of warrants, $287,500,000 was placed in trust.

The Company is a Cayman Islands exempted company, formed as a blank check company for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. While the Company may pursue an initial business combination target in any industry or geographic location, the Company intends to focus its search on high potential businesses in the energy and power infrastructure sectors.

Santander US Capital Markets LLC acted as the sole book-running manager for the offering. The Company has granted the underwriter a 45-day option to purchase up to an additional 3,750,000 units at the initial public offering price to cover over-allotments, if any. Concurrently with the closing of the initial public offering, the underwriter exercised the option in full to purchase an additional 3,750,000 units.

The offering is being made only by means of a prospectus. Copies of the prospectus may be obtained from Santander US Capital Markets LLC, Attention: Capital Markets, 437 Madison Avenue, New York, New York 10022.

A registration statement relating to these securities was filed with the Securities and Exchange Commission (the “SEC”) and became effective on November 12, 2025. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements.” No assurance can be given that the net proceeds of the offering will be used as indicated in the offering prospectus. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and final prospectus for the offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact:

Ben Atkins

ben@alussaenergy.com